SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2007

PATCH INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-28627 (Commission File Number)	87-0393257 (IRS Employer Identification No.)

Suite 300, 441 – 5th Avenue S.W., Calgary, Alberta, Canada T2P 2V1
 (Address of principal executive offices)(Zip Code)

(403) 441-4390
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE – The Registrant is amending its Current Report on Form 8-K dated September 14, 2007, filed September 17, 2007, to describe and include the 2007 Stock Option Plan approved by the stockholders of the Registrant on September 14, 2007.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 14, 2007, stockholders of Patch International Inc. (the “Company”) adopted amendments to the articles of incorporation to (1) increase the authorized shares of common stock from 25,000,000 to 300,000,000 and (2) change the stockholder quorum requirement from a majority of the voting power of a class or series of stock to one third of the voting power of a class or series of stock.

Item 8.01	Other Events

Also on September 14, 2007, the stockholders adopted the 2007 Stock Option Plan, a copy of which is attached herewith as Exhibit 10.1.  Under 2007 Stock Option Plan, the aggregate number of shares of common stock issuable upon exercise of all options granted under the Plan shall not exceed 10% of the issued and outstanding shares of common stock.  Options may be granted to employees, directors, officers, and non-employees.

The board of directors administers the 2007 Stock Option Plan.  Options may be granted for up to 10 years at not less than the exercise price permitted by applicable laws.  Options granted under the Plan shall vest in according to the terms established by the board of directors.  The Plan will remain in effect until the board of directors terminates it.

Options may only be exercised by payment of the option price in cash or certified funds for the full exercise price.

Item 9.01           Financial Statements and Exhibits

Regulation S-K Number	Document
3.1	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations*
10.1	2007 Stock Option Plan

*           Filed as an exhibit to the Current Report on Form 8-K dated September 14, 2007, filed September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATCH INTERNATIONAL INC.
November 15, 2007	By: /s/ Jason Dagenais Jason Dagenais Chief Operating Officer

EXHIBIT INDEX

Regulation S-K Number	Document
3.1	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations*
10.1	2007 Stock Option Plan

*           Filed as an exhibit to the Current Report on Form 8-K dated September 14, 2007, filed September 17, 2007.